SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement     [ ] Confidential, for Use of the
                                        Commission Only (as
[X] Definitive proxy statement          permitted by Rule
                                        14a-6(e) (2) )
[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          TECUMSEH PRODUCTS COMPANY
               (Name of Registrant as Specified in Its Charter)

                          _________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rules
    14a-6(i)(4) and 0-11.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________
        ______________________________________________________________________

    (5) Total fee paid: ______________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

                                [logotype]
                        TECUMSEH PRODUCTS COMPANY
                        100 EAST PATTERSON STREET
                         TECUMSEH, MICHIGAN 49286

                             [corporate logo]



                                                                 March 15, 1996

Dear Shareholder:

      You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Tecumseh Products Company, to be held at 9:00 a.m., local Tecumseh, Michigan time, on Wednesday, April 24, 1996, at the Tecumseh Country Club located in Tecumseh, Michigan.

      Only holders of the Company's Class B Common Stock will be entitled to vote at the meeting. However, all of the Company's shareholders are most welcome to attend. The Company is sending the same Proxy Statement and related materials to all shareholders, except that holders of Class A Common Stock who do not also hold Class B Common Stock will not receive a form of proxy.

      If you are a holder of Class B Common Stock, it is important that your Class B shares be represented and voted at the Annual Meeting. Consequently, even if you currently plan to attend in person, please sign, date, and mail the enclosed proxy form at your earliest convenience. Thank you.

                                                       Sincerely,

                                                       /s/ K. G. Herrick
                                                       K. G. Herrick
                                                       Chairman

                                                       /s/ Todd W. Herrick
                                                       Todd W. Herrick
                                                       President and Chief
                                                       Executive Officer

                                [logotype]
                        TECUMSEH PRODUCTS COMPANY
                        100 EAST PATTERSON STREET
                         TECUMSEH, MICHIGAN 49286

                             [corporate logo]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 24, 1996

To the Shareholders of Tecumseh Products Company:

      Notice is hereby given that the Annual Meeting of Shareholders of TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "Company"), will be held, pursuant to the Bylaws of the Company, at the Tecumseh Country Club located in Tecumseh, Michigan, approximately 1 mile east of the intersection of Burt Street and the Tecumseh-Clinton Road, which intersection is approximately 1/2 mile north of the center of Tecumseh, Michigan, on Wednesday, April 24, 1996, at 9:00 a.m., local Tecumseh, Michigan time, for the following purposes:

1. To elect a Board of Directors of the Company to hold office until the next Annual Meeting of the Shareholders of the Company, or until their successors shall be elected and qualify.

2. To consider, take action upon, and authorize the carrying out of such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      Although all shareholders of either class of Common Stock of the Company are most welcome to attend the Annual Meeting, only the shares of the Company's Class B Common Stock, $1.00 par value ("Class B Stock"), will have voting rights upon any matter properly coming before the meeting. The record date for the determination of holders of Class B Stock entitled to receive notice of, and to vote at, the Annual Meeting is the close of business on March 1, 1996.

      This Notice is being sent to you by order of the Company's Board of Directors.

Tecumseh, Michigan                          TECUMSEH PRODUCTS COMPANY
  March 15, 1996                            Daryl P. McDonald
                                            Corporate Counsel and Secretary

      IF YOU ARE A HOLDER OF CLASS B STOCK ENTITLED TO VOTE AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY FORM, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND HOLDERS OF THE COMPANY'S CLASS B STOCK EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE THEREAT IN PERSON SHOULD THEY SO DESIRE.

                           TECUMSEH PRODUCTS COMPANY
                           100 EAST PATTERSON STREET
                            TECUMSEH, MICHIGAN 49286
                                PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tecumseh Products Company (the "Company") to be voted at the 1996 Annual Meeting of the Shareholders of the Company, to be held on Wednesday, April 24, 1996, at 9:00 a.m., local Tecumseh, Michigan time, and at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement and the accompanying documents will first be sent or given to the security holders of the Company is March 15, 1996.

                          VOTING AT THE ANNUAL MEETING

      The Company has two authorized classes of capital stock: Class B Common Stock, $1.00 par value ("Class B Stock"), and Class A Common Stock, $1.00 par value ("Class A Stock"). As of the close of business on March 1, 1996 (the record date established for the Annual Meeting), there were 5,470,146 shares of Class B Stock and 16,410,438 shares of Class A Stock issued and outstanding. Shares of Class B Stock have full voting rights with respect to any matter properly coming before the Company's shareholders at any meeting thereof, with each Class B share being entitled to one vote on each such matter. Shares of Class A Stock have no voting rights with respect to the election of Directors, nor do they have voting rights with respect to any other matter coming before any meeting of shareholders, except in limited circumstances specified in the Company's Articles of Incorporation, as amended, or required by applicable Michigan corporation law. No matter properly coming before the shareholders at the Annual Meeting would require the vote of holders of Class A Stock. Accordingly, while all holders of Class A Stock are cordially invited to attend the Annual Meeting, proxies are not being solicited with respect to shares of Class A Stock.

      The Company's stock transfer books will not be closed in connection with the Annual Meeting, but only record holders of Class B Stock as of the close of business on March 1, 1996 are entitled to notice of and to vote at the meeting. A quorum of the Class B shares entitled to vote at the Annual Meeting is required for the transaction of any business at the meeting. The presence in person or by proxy of a majority of the shares of that class entitled to vote will constitute a quorum.

      If the enclosed form of Proxy is executed and returned, it is, nevertheless, revocable at any time prior to its exercise. Shares covered by any Proxy which is properly executed and returned prior to the time of the Annual Meeting, and which is not revoked prior to the exercise thereof, will be voted at the Annual Meeting and, where a specification is made by the shareholder as provided therein, will be voted in accordance with such specification.

                             PRINCIPAL SHAREHOLDERS

      So far as is known to the Company, the only persons who, as of March 1, 1996 (except where a different date is indicated below), were beneficial owners (as the term "beneficial owner" is defined in Rule 13d-3 of the Securities and Exchange Commission (the "Commission")) of over 5% of the outstanding Class B Stock (the Company's only class of "voting securities," as defined in the applicable rules of the Commission) are the persons named in the following table:

                              Class B Shares Owned

                               Sole             Sole            Shared           Shared        Percent
Name and Mailing Address   Voting Power   Investment Power   Voting Power   Investment Power   of Class
------------------------   ------------   ----------------   ------------   ----------------   --------
Herrick Foundation
150 West Jefferson
Suite 2500
Detroit, MI 48226            1,367,525(1)     1,367,525(1)                                       25.0%

Kenneth G. Herrick
Tecumseh Products Co.
100 E. Patterson St.
Tecumseh, MI 49286                                              888,113(2)        888,113(2)     16.2%

Comerica Bank
411 West Fort St.
Detroit, MI 48226                3,394(3)         2,019(3)    1,308,005(3)      1,308,380(3)     23.9%

John W. Gelder
150 West Jefferson
Suite 2500
Detroit, MI 48226                  100              100       1,081,821(4)      1,081,821(4)     19.8%

----------------
(1) Each of Kenneth G. Herrick, Todd W. Herrick, and John W. Gelder, all of whom are Directors and nominees for Director, is a member of the Board of Trustees of Herrick Foundation.

(2) Shared ownership in a fiduciary capacity as a trustee of trusts for the benefit of himself and his descendants (the "Kenneth Herrick Trusts"). Kenneth G. Herrick is also a Trustee of Herrick Foundation.

(3) As of December 31, 1995, based on a Schedule 13G filed by Comerica Bank with the Commission. Includes shared ownership in a fiduciary capacity as a trustee of the Kenneth Herrick Trusts. Also includes shared ownership in a fiduciary capacity as a trustee of other trusts, including trusts holding an aggregate of 193,708 Class B shares of which John W. Gelder as well as other persons also are trustees.

(4) Shared ownership in a fiduciary capacity as a trustee of the Kenneth Herrick Trusts and of the other trusts referred to in note (3).


                             ELECTION OF DIRECTORS

Nominees for Election as Director

      Pursuant to the authority conferred upon it in the Company's Bylaws, the Board of Directors of the Company (the "Board") has established the number of Directors constituting the entire Board as nine. Edward C. Levy, Jr., who had served as a Director since 1989, retired from the Board in September 1995. The Board has nominated for election as Directors of the Company, to act and serve as such until the next annual meeting of shareholders of the Company or until their respective successors are elected and qualify, the persons named below, all of whom are presently Directors of the Company. Proxies will be voted for such nominees unless a contrary specification is made by the Class B shareholder as provided therein, in which event those Proxies containing such contrary specifications will be voted in accordance therewith. The persons named in the form of Proxy will vote in accordance with their best judgment in the event that any nominee named below should prove to be unable to serve as a Director. However, the Board of Directors has no reason to expect that any of the nominees proposed by it will be unable to serve as a Director.

      Assuming the presence of a quorum, Directors will be elected at the Annual Meeting, from among those persons duly nominated for such positions, by a plurality of the votes cast by holders of Class B Stock who are present in person, or represented by proxy, and entitled to vote at the meeting. Thus, since nine Directors are to be elected, those nominees who receive the highest through ninth-highest numbers of votes for their election as Directors will be elected, regardless of the number of votes which for any reason, including abstention, broker non-vote, or the withholding of authority to vote, are not cast for the election of such nominees.

Information as to Nominees for Director

      There is shown below for each nominee for Director, as reported to the Company, the nominee's name, age, and family relationship, if any, with any other nominee for Director; the nominee's principal occupation and position, if any, with the Company; the nominee's business experience during at least the past five years; period of service as a Director of the Company; certain other directorships held by the nominee; and the Committees of the Board of Directors on which the nominee serves.

       Name of Nominee,
       Period of Service                          Principal Occupation
    as a Director, and Age                       and Other Information
    ----------------------                       ---------------------
Kenneth G. Herrick
  Director since 1951, Age: 74   Chairman of the Board of Directors of the Company.

                                 Mr. Kenneth G. Herrick served as President and Chief
                                 Executive Officer of the Company from 1966 to 1970,
                                 served as Chairman of the Board of Directors and
                                 Chief Executive Officer of the Company from 1970
                                 until April 23, 1986, and has served as Chairman of
                                 the Board of Directors of the Company since April 23,
                                 1986.

                                 Mr. Kenneth G. Herrick is a member of the Board of
                                 Trustees of Howe Military School and of Herrick
                                 Foundation.

Todd W. Herrick
  Director since 1973, Age: 53   President and Chief Executive Officer of the Company.

                                 Mr. Todd W. Herrick served as a Vice President of the
                                 Company from 1974 until January 1984, when he became
                                 Executive Vice President and Assistant to the
                                 President of the Company. He served in those
                                 capacities until June 27, 1984, when he was elected
                                 President and Chief Operating Officer of the Company.
                                 He then served as President and Chief Operating
                                 Officer of the Company until April 23, 1986, when he
                                 was elected President and Chief Executive Officer of
                                 the Company.

                                 Mr. Todd W. Herrick is a member of the Board of
                                 Directors of Comerica Bank and is a member of the
                                 Board of Trustees of Henry Ford Health System, of
                                 Albion College, of Howe Military School, and of
                                 Herrick Foundation. He is also a member of the
                                 Advisory Board to the School of Business of the
                                 University of Michigan and a member of the Advisory
                                 Board to the School of Business of the University of
                                 Notre Dame. He is a member of the Audit Committee and
                                 the Pension Committee.

                                 Mr. Todd W. Herrick is the son of Kenneth G. Herrick.
John H. Foss
  Director since 1982, Age: 53   Vice President, Treasurer and Chief Financial Officer
                                 of the Company.

                                 Mr. Foss has been the Treasurer of the Company since
                                 November 28, 1979, and a Vice President and the
                                 Treasurer of the Company since April 23, 1980.

                                 Mr. Foss is a member of the Board of Directors of
                                 United Bancorp, Inc., of United Bank & Trust, and of
                                 Bartech, Inc. He also is a member of the Board of
                                 Trustees of Adrian College. He is a member of the
                                 Pension Committee.
J. Russell Fowler
  Director since 1967, Age: 77   Retired. From 1992 to May 1, 1994, Mr. Fowler served
                                 as Chairman Emeritus of Jacobson Stores, Inc.,
                                 mercantile business. From 1982 to 1992, he was
                                 Chairman of the Board of Directors and Chief
                                 Executive Officer of Jacobson Stores, Inc.

                                 Mr. Fowler is a member of the Board of Directors of
                                 Camp Realty Company, of Guardsman Producers Co., and
                                 of Butterfield Investment Company. He is a member of
                                 the Audit Committee.
Dean E. Richardson
  Director since 1979, Age: 68   Retired. Prior to his retirement on April 1, 1990,
                                 Mr. Richardson served as Chairman of the Board of
                                 Directors of Manufacturers National Corporation (a
                                 bank holding company).

                                 Mr. Richardson is a member of the Board of Directors
                                 of DTE Energy Company and of its principal
                                 subsidiary, The Detroit Edison Company. He is a
                                 member of the Audit Committee and the Executive
                                 Compensation Committee.

John W. Gelder
  Director since 1989, Age: 62   Senior Member of the law firm of Miller, Canfield,
                                 Paddock and Stone, P.L.C., general legal counsel for
                                 the Company.

                                 For more than five years prior to January 1, 1994,
                                 Mr. Gelder was actively engaged in the practice of
                                 law as a Partner in the law firm of Miller, Canfield,
                                 Paddock and Stone. On January 1, 1994, that firm
                                 converted from a partnership to a professional
                                 limited liability company, and Mr. Gelder's
                                 relationship with the firm changed to that of a
                                 Member. Since that date, he has continued to be
                                 actively engaged in the practice of law as a Member
                                 of Miller, Canfield, Paddock and Stone, P.L.C.

                                 Mr. Gelder is a member of the Board of Trustees of
                                 Herrick Foundation. He is a member of the Pension
                                 Committee and the Executive Compensation Committee.

Stephen L. Hickman
  Director since 1991, Age: 53   Chairman of the Board of Directors, President, and
                                 Chief Executive Officer of Brazeway, Inc.,
                                 manufacturer of aluminum extrusions and fabrication
                                 of aluminum products.

                                 Mr. Hickman has been Chairman of the Board of
                                 Directors and President and Chief Executive Officer
                                 of Brazeway, Inc. for more than five years.

                                 Mr. Hickman is a member of the Board of Directors of
                                 Adrian State Bank, of Kenmore-Brazeway of Crook,
                                 England, and of Spangler Candy Company. He also is a
                                 member of the Board of Trustees of Siena Heights
                                 College. He is a member of the Audit Committee and
                                 the Executive Compensation Committee.
Peter M. Banks
  Director since 1991, Age: 58   President and Chief Executive Officer, Environmental
                                 Research Institute of Michigan.

                                 Dr. Banks has served as President and Chief Executive
                                 Officer of Environmental Research Institute of
                                 Michigan since January 1995. From June 1990 through
                                 December 1994, he served as Dean of the College of
                                 Engineering of the University of Michigan. For more
                                 than five years prior thereto, Dr. Banks was a
                                 professor on the faculty of the Electrical
                                 Engineering Department of Stanford University and
                                 Director of both its Space, Telecommunications and
                                 Radioscience Laboratory and its Center for
                                 Aeronautics and Space Information Sciences.

                                 Dr. Banks is a member of the Board of Directors of
                                 the Center for Space and Advanced Technology of
                                 Fairfax, Virginia, and of Research Environmental
                                 Industries, Inc. He is a member of the Pension
                                 Committee.

Jon E. Barfield
  Director since 1993, Age: 44   Chairman and Chief Executive Officer, Bartech, Inc.,
                                 contract employment and related staffing services
                                 (since 1995); President and Chief Executive Officer,
                                 Bartech, Inc., from 1981 to 1995.

                                 Mr. Barfield is a member of the Board of Directors of
                                 First of America Bank Corporation. He also is a
                                 Charter Trustee of Princeton University, a member of
                                 the Board of Trustees of GMI Engineering and
                                 Management Institute, of Henry Ford Museum and
                                 Greenfield Village, and of Detroit Educational
                                 Television Foundation Channel 56, and a director of
                                 the Community Foundation for Southeastern Michigan.
                                 He is a member of the Pension Committee and the
                                 Executive Compensation Committee.

Directors' Meetings and Certain Standing Committees

      During the fiscal year ended December 31, 1995, the Board of Directors of the Company held ten meetings. For that year, each Director attended at least 75% of the aggregate of (a) the total number of Board meetings held while he was serving as a Director and (b) the total number of meetings of all Board Committees on which he served that were held during his period of service, except that Kenneth G. Herrick attended 70% of the meetings applicable to him.

      The Audit Committee of the Board of Directors, the members of which currently are Todd W. Herrick, J. Russell Fowler, Dean E. Richardson, and Stephen L. Hickman, met three times in the 1995 fiscal year. Among its functions, the Audit Committee reviews the scope and effectiveness of audits of the Company by the independent public accountants and by the Company's internal auditors; selects and recommends to the Board the employment of independent public accountants for the Company; reviews the audit plans of the independent public accountants and the Company's internal auditors; reviews the fees charged by the independent public accountants; reviews the Company's annual financial statements before their release; reviews recommendations of the independent accountants with respect thereto; and reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities.

      Membership on the Executive Compensation Committee of the Board is restricted exclusively to non-employee Directors. Currently, its members are Dean E. Richardson, John W. Gelder, Stephen L. Hickman, and Jon E. Barfield. The functions of the Executive Compensation Committee include annually fixing the salaries of the Chief Executive Officer and the other Executive Officers of the Company; considering, developing, reviewing, and making recommendations to the Board concerning programs for the provision of annual and long term incentive compensation for such executives and for other key employees; and administering such incentive programs, including the Company's Management Incentive Plan. The Committee met twice during the last fiscal year. Additional information concerning the Management Incentive Plan and actions of this Committee affecting the 1995 compensation of Executive Officers is provided in the Executive Compensation Committee Report below.

      The Company has no standing nominating committee or committee performing similar functions.

Compensation of Directors

      During the 1995 fiscal year, Directors who are not employees of the Company received a monthly retainer of $600, a fee of $1,500 ($1,400 until May
1995) for each Board meeting attended, and a fee of $600 for each meeting of a Committee attended, together with reimbursement for travel expenses. No person who receives a salary from the Company and is also a Director is separately compensated for his services as a Director.

Ownership by Management of Equity Securities

      There is shown below, as reported to the Company, information as of March 1, 1996 concerning the Rule 13d-3 beneficial ownership of Class B Stock and Class A Stock of each Director or nominee for Director, each Executive Officer of the Company, and all Directors and Executive Officers as a group.

      Number of Shares of Common Stock Beneficially Owned on March 1, 1996

                               Class of          Sole Voting and                               Aggregate
                                Common              Investment                   Aggregate      Percent
         Name                    Stock                Power          Other         Total         Owned
         ----                  ---------         ---------------     -----       ---------     ---------
Peter M. Banks          Class B ..............           -0-             -0-             -0-       -0-
                        Class A ..............           -0-             -0-             -0-       -0-

Jon E. Barfield         Class B ..............           -0-             -0-             -0-       -0-
                        Class A ..............           659             -0-             659         *

John H. Foss            Class B ..............           100          72,550(1)       72,650      1.3%
                        Class A ..............           300             -0-             300         *

J. Russell Fowler       Class B ..............         1,300             -0-           1,300         *
                        Class A ..............           900             -0-             900         *

John W. Gelder          Class B ..............           100             -0-(2)          100         *
                        Class A ..............           300             -0-(2)          300         *

Kenneth G. Herrick      Class B ..............           -0-       2,328,188(3)(4) 2,328,188     42.6%
                        Class A ..............           -0-       1,015,765(3)(4) 1,015,765      6.2%

Todd W. Herrick(5)      Class B ..............        21,906          10,000(6)       31,906         *
                        Class A ..............           -0-             -0-(6)          -0-       -0-

Stephen L. Hickman      Class B ..............           100             -0-            100          *
                        Class A ..............           300             -0-            300          *

Dean E. Richardson      Class B ..............           100             -0-            100          *
                        Class A ..............           300             -0-            300          *

Harry L. Hans           Class B ..............           -0-             -0-            -0-        -0-
                        Class A ..............           -0-             -0-            -0-        -0-

All Directors and       Class B ..............        23,606       2,410,738       2,434,344     44.5%
Executive Officers as   Class A ..............         2,759       1,015,765       1,018,524      6.2%
a group (10 persons)

----------------
* Less than 1%

(1) Shares owned by Adrian College, of which John H. Foss is a member of the Board of Trustees, as to which shares Mr. Foss disclaims beneficial ownership.

(2) Does not include (a) 1,367,525 Class B shares (25.0% of the class) and 458,347 Class A shares (2.8% of the class) owned by Herrick Foundation, of which John W. Gelder is an officer and a member of the Board of Trustees, which shares are included in the amounts set after the name of Kenneth G. Herrick; (b) 888,113 Class B shares (16.2% of the class) and 454,441 Class A shares (2.8% of the class) owned by the Kenneth Herrick Trusts, in respect of which trusts Mr. Gelder is a co-trustee and all of which shares also are included in the amounts set after Mr. Kenneth Herrick's name; and
    (c) 193,708 Class B shares (3.5% of the class) owned by other trusts of which Mr. Gelder is a co-trustee. Mr. Gelder disclaims beneficial ownership of all of these excluded shares.

(3) Includes (a) the 1,367,525 Class B shares and 458,347 Class A shares owned by Herrick Foundation, of which Kenneth G. Herrick is an officer and a member of the Board of Trustees; and (b) 72,550 Class B shares (1.3% of the class) and 102,977 Class A shares (less than 1% of the class) owned by Howe Military School, of which Kenneth G. Herrick is a member of the Board of Trustees. Mr. Kenneth Herrick disclaims beneficial ownership of all of these shares.

(4) Includes the 888,113 Class B shares and 454,441 Class A shares owned by the Kenneth Herrick Trusts, of which Kenneth G. Herrick is a beneficiary and a co-trustee.

(5) Todd W. Herrick is an income beneficiary of the Kenneth Herrick Trusts.

(6) Does not include (a) the 1,367,525 Class B shares and 458,347 Class A shares owned by Herrick Foundation, of which Todd W. Herrick is an officer and member of the Board of Trustees; and (b) the 72,550 Class B shares and 102,977 Class A shares owned by Howe Military School, of which Todd W. Herrick is a member of the Board of Trustees, all of which shares are included in the amounts set after the name of Kenneth G. Herrick. Includes 10,000 Class B shares (less than 1% of the class) owned by Albion College, of which Todd W. Herrick is a member of the Board of Trustees. Mr. Todd Herrick disclaims beneficial ownership both of the excluded shares and of the shares owned by Albion College.


Section 16(a) Compliance

      Directors and certain officers of the Company, beneficial owners of more than 10% of the Company's Class B Stock, and certain related trusts ("Section 16 Reporting Persons") are required to file initial reports of ownership and (except in certain cases pertaining to trusts) reports of changes in ownership of Company equity securities and related derivative securities, pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended. Since May 1, 1991, such persons also have been required to provide the Company with copies of such reports. The Company has reviewed all such report copies as it has received from persons known to it to be (or during 1995 to have been) Section 16 Reporting Persons and also has received and reviewed written representations from some such persons to the effect that other reports have not been required of them. Based solely on such review, the Company believes that in respect of 1995 all Section 16(a) filing requirements were met.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

      The table which follows provides information, for each of the Company's last three completed fiscal years, concerning the compensation of Todd W. Herrick, the Company's Chief Executive Officer ("CEO"), and of each of the other Executive Officers who served as such during 1995 and whose total salary and bonus for such year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                                                   Long-Term
                                           Annual Compensation    Compensation
                                          ---------------------   ------------
                                                                     Awards
                                                                  ------------
                                                                   Restricted
                                                                     Stock          All Other
  Name and Principal Position       Year   Salary(1)   Bonus(1)    Award(s)(2)    Compensation(3)
  ---------------------------       ----   ---------   --------    -----------    ---------------
  Todd W. Herrick                   1995   $330,000    $  -0-        $ 80,496        $4,500
  President, CEO                    1994    300,000       -0-         126,562         4,500
                                    1993    250,000     50,000           -0-          4,497

  John H. Foss                      1995   $220,000    $  -0-        $ 53,664        $4,500
  Vice President, Treasurer, CFO    1994    198,500       -0-          83,742         4,500
                                    1993    162,000     40,000           -0-          4,497

  Harry L. Hans                     1995   $135,000    $  -0-        $ 10,478        $4,050
  Group Vice President,             1994    123,000       -0-          55,818         4,140
  Engine & Power Train Components   1993    108,000     15,000           -0-          3,690

(1) Includes, where applicable, amounts deferred at the election of the pertinent Executive Officer, which were contributed on the officer's behalf to the Company's Retirement Savings Plan, a so-called "401(k) plan."

(2) The awards reported in this column are restricted phantom stock units relating to the Class A Stock that were awarded for achievement of performance goals under the Management Incentive Plan begun in 1994. As more fully discussed in the Executive Compensation Committee Report, awards under this Plan and any deemed dividend reinvestments that may be credited on such awards generally are nontransferable and subject to forfeiture until five years after the end of the year for which they were granted. As required by Commission rules, for purposes of attributing a dollar value to the units reported in this column, values have been calculated by multiplying the number of units awarded by the grant date closing price for a share of Class A Stock on the NASDAQ National Market System. Shareholders should note, however, that awards under the Management Incentive Plan are denominated in share units, not dollars, so that the potential payout on an award, when and if vested, is tied directly to the market value performance of the Class A Stock following the grant. Thus, the actual dollar amount a grantee ultimately may realize from a reported award will depend on future Company performance and on general market conditions prevailing in the future.

    As and when cash dividends are paid on Class A Stock, additional phantom share units, which correspond to the dividend paid, are credited to employees' accounts.

    As of December 31, 1995, prior to the 1995 awards reported in this column, the persons named held, respectively, the following numbers of share units, which had the following values based on the closing price for the Class A Stock on the NASDAQ National Market System on the last trading day of 1995:
    Todd W. Herrick -- 2,809.73 share units valued at $145,404; John H. Foss -- 1,859.11 share units valued at $96,209; and Harry L. Hans -- 1,239.18 share units valued at $64,128.

(3) Amounts shown are Company "matching" contributions to the Retirement Savings Plan.

Retirement Plans

      The Company's retirement plan, which is a broad-based defined benefit and (since 1985) noncontributory plan, and its supplemental retirement plan, which covers certain executives (collectively, the "Pension Plans"), provide benefits in the event of normal (i.e., at age 65), early, deferred, or disability retirement. Upon a participant's death, the Pension Plans provide for a surviving spouse pension and a refund of any pre-1985 employee contributions. Participants are vested after five years of credited service with the Company. As of January 1, 1996, the number of years of credited service for the executives named in the Summary Compensation Table were, respectively, as follows: Mr. Todd Herrick, 31.5 years; Mr. Foss, 17 years; and Mr. Hans, 39.5 years.

      The Pension Plans as currently in effect provide for retirement benefits to a vested participant in the form of a life-time pension, the amount of which is equal to a percentage of the participant's average base salary over the 60 months immediately prior to his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), and reduced in the case of certain benefits payable pursuant to the supplemental retirement plan by a percentage of Social Security benefits.

      The table which follows shows the estimated annual pension benefit (which is not subject to further deduction for Social Security benefits or other offset amounts) payable under the Pension Plans on a straight life annuity basis to Executive Officers retiring at age 65 in the earnings and years of service classifications therein specified, without considering any benefits which in some cases may be payable to a given participant in respect of voluntary contributions made by the participant prior to 1985.

                          Pension Plan Table

                       Estimated Annual Benefit at Age 65
                        for Years of Service Indicated
  Average    ------------------------------------------------------
   Annual                                                  35 or
Base Salary      15         20         25         30       Longer
-----------   --------   --------  ---------   --------   --------
  $ 90,000    $ 16,875   $ 22,500   $ 28,125   $ 33,750   $ 39,375
   100,000      18,750     25,000     31,250     37,500     43,750
   125,000      23,437     31,250     39,062     46,875     54,687
   150,000      28,125     37,500     46,875     56,250     65,625
   175,000      35,777     47,703     59,628     71,555     84,680
   200,000      41,402     55,203     69,003     82,805     97,805
   225,000      47,027     62,703     78,378     94,055    110,930
   250,000      52,652     70,203     87,753    105,305    124,055
   275,000      58,277     77,703     97,128    116,555    137,180
   300,000      63,902     85,203    106,503    127,805    150,305
   400,000      86,402    115,203    144,003    172,805    202,805
   450,000      97,652    130,203    162,753    195,305    229,055
   500,000     108,902    145,203    181,503    217,805    255,305

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

      The report which follows is provided to shareholders by the Executive Compensation Committee of the Board of Directors (the "Committee"), all of the members of which are non-employee Directors.

Compensation Philosophy and Objectives

      Beginning in 1994, the Company dramatically changed its approach to compensating executives. It abandoned the use of traditional discretionary cash bonuses in favor of a "pay for performance" philosophy designed to accomplish three primary objectives:

      * Encouraging teamwork among members of management and excellence in the performance of individual responsibilities.

      * Aligning the interests of key managers with the interests of shareholders by offering an incentive compensation vehicle that is based on growth in shareholders' equity and the value and the profitability of the Company.

      * Attracting, rewarding, and retaining strong management.

      The Company's "pay for performance" strategy is intended to enhance shareholder value:

      * In the short term, by focusing management's attention on return on equity, cash return on assets, and other measures of current financial performance, thereby challenging each of the Company's business groups to achieve and maintain positions of market leadership, to reduce costs where appropriate, and to continually seek to maintain and enhance the Company's reputation for excellence in product quality and customer service.

      * In the longer term, by causing a substantial portion of each executive's potential compensation to be directly tied to market performance of the Company's stock.

Management Incentive Plan Awards

      The principal tool for implementing the Company's "pay for performance" philosophy is the Management Incentive Plan, a so-called "phantom stock" plan which covers approximately 30 key executives, including all Executive Officers. (The Company also maintains a plan for awarding annual cash bonuses based on similar performance criteria, which covers approximately 100 lower level management employees.) Adopted by the Board of Directors on the Committee's recommendation effective January 1, 1994, the Management Incentive Plan is structured to provide both a short-term incentive tied to achievement of Company and business unit annual performance goals and a long-term incentive tied to the market performance of Company stock.

      All Plan awards are maintained in phantom stock "units" considered for Plan recordkeeping purposes as equivalents to shares of Class A Stock and valued accordingly. Except in cases of earlier employment termination due to death, disability, or retirement, or in the event of a "change in control" (as defined in the Plan), the entire award granted an employee under the Management Incentive Plan for any fiscal year (including the fiscal 1995 awards reported in the Summary Compensation Table) is subject to forfeiture if the grantee does not remain with the Company for at least five full fiscal years. As and when cash dividends are paid on Class A stock, additional phantom stock units (also subject to forfeiture), which correspond in value to the dividend paid, will be credited to employee accounts under the Plan. Thus, the potential payout on an award, although payable only in cash, is tied directly to the market value performance of the Class A Stock over a five-year period. For purposes of computations under the Plan, units are valued at the average of the month-end closing prices for the Class A Stock during the year, rather than by the method required by the Commission for the Summary Compensation Table.

      The Management Incentive Plan affords the Committee broad discretion to determine the amounts of awards granted, subject only to a limitation setting the maximum number of units awardable during a given year at 2% of the number of Class A shares outstanding at the end of the year. The Committee also has broad discretion under the Plan with respect to developing and establishing criteria under which otherwise eligible employees may receive awards. In general, however, as was true for fiscal 1995, it is contemplated that, prior to or early in each year, the Committee will establish objective Company-wide and business group performance criteria and that, after year-end, the extent of the Company's and each group's achievement of the pre-established criteria will form the principal basis for Committee phantom stock grant decisions for that year.

      For fiscal 1995, the Company-wide criteria established for the Corporate Office Group, which includes Messrs. Todd Herrick and John Foss, related to return on equity, both in absolute terms and in relation to historical Company performance. The same Company-wide return on equity criteria also were established for each of the Company's business units, including the Engine & Power Train Group headed by Mr. Hans, and additional group criteria relating to cash return on assets relative to prior performance also were established for each business unit. Pursuant to the Plan as implemented for 1995, depending on the extent to which the Company's actual return on equity for that year (and, for employees in a business unit, the extent to which the unit's actual cash return on assets for the year) fell within or exceeded the Committee's pre-approved ranges, each covered employee could receive an award of phantom stock units equal to up to 40% of 1995 salary based on these objective criteria. In addition, each covered employee could receive an award of up to 10% of 1995 salary depending on the Committee's evaluation of 1995 performance based on achievement of business plan goals, completion of specified strategic plan actions, recommendations of the Chief Executive Officer ("CEO"), and such other factors as the Committee deems appropriate.

      In most cases, the Company's actual 1995 performance was good when measured against the pre-established objective criteria. The Company's outstanding 1994 performance, however, had the effect of attenuating 1995 results under those performance criteria based on comparisons with prior results. Accordingly, Executive Officers received phantom stock awards pursuant to these criteria amounting to a lesser portion of the 40% of 1995 salary maximum than was the case last year. In each case, 1995 awards to Executive Officers on the basis of objective performance criteria constituted over 50% of their total awards.

      The balance of each award, while necessarily determined in a more subjective manner, was also based on 1995 performance. The Committee believed that the performance of each of the Company's business groups reflected a team effort on the part of the executives in that group and, in the interest of maintaining a team spirit, concluded that all covered employees in a given group should receive awards which were identical in terms of percentage of salary. In fixing this portion of the awards for executives in the Corporate Office Group (which includes the CEO), the Committee considered the degree to which the Company had succeeded in accomplishing strategic objectives established at the beginning of the year by the CEO, including objectives relating to operations, human resources, corporate finance, employee benefits, investor and shareholder relations, and other matters. The non-objective portions of the awards for participating employees in other groups were based principally on the CEO's recommendations, which were in turn based on the performance of those groups in relation to their business plans for the year.

Salaries

      In keeping with the Company's "pay for performance" philosophy, the Committee believes that Executive Officers should receive salaries that are reasonable but modest in light of their experience, skills, and responsibilities, and that the opportunity to achieve significantly greater total compensation should be tied to the Company's short- and long-term performance through the potential for awards under the Management Incentive Plan. When the Committee considered fiscal 1995 executive salaries, it was the shared perception of its members, based on their general business knowledge and without review of any data specifically collected by the Committee for that purpose, that the preexisting salary levels for the CEO and other executives were not commensurate with their responsibilities in light of the global expansion of the Company in recent years. In its salary deliberations with respect to Executive Officers other than the CEO, the Committee considered the CEO's recommendations. The Company's fiscal 1994 performance also was a factor, but not a controlling factor, in the Committee's decisions on 1995 salary, due to its members' belief that short term performance generally is not appropriate for consideration with respect to that form of compensation. Based on the foregoing, the Committee determined to increase the 1995 salary for each Executive Officer to the level reported in the Summary Compensation Table above. Except for the fact that the Committee did not obtain a recommendation from the CEO concerning his own salary, the Committee's salary determinations were made on the same basis for each Executive Officer.

Concluding Observations

      Management has reported to the Committee that the Company's "pay for performance" strategy continues to have an observable, positive effect on employee behavior and appears to be promoting the precise objectives it was intended to promote. The Committee therefore expects to continue to approach executive compensation in a similar fashion in 1996 and for the foreseeable future. Nevertheless, the Committee intends to closely monitor the continuing impact of compensation philosophy on Company performance and shareholder value and to consider ways in which its current plans and policies might be improved.

      In mid-1993, a new Section 162(m) was added to the Internal Revenue Code. In general, this section prohibits the deduction of certain compensation in excess of $1 million per year paid on or after January 1, 1994 by a publicly-held corporation to any individual named in the corporation's summary compensation table for the year. As indicated by the Summary Compensation Table, the compensation paid to each of the Company's Executive Officers was well below $1 million for fiscal 1995, and the Committee expects the same will be true for the current year. Consequently, the Committee has decided to defer consideration of any compensation policies related to Section 162(m) for the present.

                   Presented By:   The Members of the Executive Compensation
                                   Committee
                                   of the Board of Directors

                                   Dean E. Richardson, Chairman
                                   Jon E. Barfield
                                   John W. Gelder
                                   Stephen L. Hickman

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The graph which follows compares the performance over the last five Company fiscal years of the Company's voting common stock (since April 22, 1992, designated as the Class B Stock and having the trading symbol TECUB) to the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and to a composite industry group index (the "Composite S&P Industry Index") comprised of the Standard & Poor's Household Furnishing and Appliances Index (70%) and the Standard & Poor's Diversified Machinery Index (30%). The graph assumes: (1) an investment of $100 in the Company's voting common stock and in each index on December 31, 1990, (2) retention of the Class A Stock paid as a one-for-one dividend upon the Class B Stock on May 29, 1992 and the Class A Stock paid as a one-for-one dividend upon the Class A Stock and the Class B Stock on June 30, 1993, and (3) reinvestment of all other dividends (with respect to dividends upon the Company's voting common stock and, since May 29, 1992, the Class A Stock, in shares of the same respective class).

                Comparison of Five Year Cumulative Total Return
                Among Tecumseh Products Company, S&P 500 Index,
                        and S&P Composite Industry Index

                                [ GRAPH ]

                                   1990      1991      1992      1993      1994      1995
                                   ----      ----      ----      ----      ----      ----
  Tecumseh Products Co.          $100.00   $133.60   $150.49   $254.14   $254.12   $301.92
  S&P 500 Index                   100.00    130.47    140.41    154.56    156.60    215.45
  S&P Composite Industry Index    100.00    139.02    152.07    220.89    190.71    233.26

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Three of the four Directors currently serving on the Executive Compensation Committee, i.e., Messrs. Richardson, Gelder, and Hickman, also served on that Committee throughout the period covered by the Executive Compensation Committee Report above. Mr. Barfield, who was first appointed to the Committee in November 1995 (and who consequently did not participate in the Committee's deliberations concerning 1995 executive salaries or the establishment of 1995 performance goals for the Management Incentive Plan, which deliberations preceded his appointment), is the only other current Director who served on the Committee during that period. Mr. Edward C. Levy, Jr., who served as a Director until September 1995, also served on the Committee until his retirement as a Director. None of these five gentlemen is or has ever been an officer or employee of the Company or of any of its subsidiaries.

      During 1995, the law firm of Miller, Canfield, Paddock and Stone, P.L.C. was retained by the Company as its general legal counsel. The Company also has retained the services of that law firm for the Company's current fiscal year. Mr. Gelder is a Member of Miller, Canfield, Paddock and Stone, P.L.C.

      Executive Officer and Director John H. Foss served during 1995 and continues to serve on the boards and compensation committees of Bartech, Inc. and Utility Support Services, Inc. Both of these companies are owned by the family of Director and Committee member Jon E. Barfield, who served during 1995 and continues to serve as the Chief Executive Officer of each of them.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      Ciulla, Smith & Dale, LLP (formerly known as "Moore, Smith & Dale"), the Company's independent accountants for its fiscal year ended December 31, 1995 and for many years prior thereto, will continue to serve as such for the Company's fiscal year ending December 31, 1996. A representative of Ciulla, Smith & Dale, LLP will be present at the Annual Meeting and available to respond to appropriate questions from shareholders, and will have an opportunity to make a statement if he so desires.

                                 OTHER MATTERS

      The Board of Directors knows of no business to be acted upon at the Annual Meeting, other than the matters set forth in the accompanying Notice of Annual Meeting. If any other matters should be presented to the meeting upon which a vote properly may be taken, it is intended that the Class B shares represented by Proxies will be voted with respect to such matters in accordance with the judgment of the person or persons voting such shares.

Form 10-K

      The Company will provide without charge to each person who, on March 1, 1996, was the holder of record, or the beneficial owner, of shares of its issued and outstanding Class B Stock or Class A Stock, on the written request of such person directed to:

                             Tecumseh Products Company
                             100 East Patterson Street
                             Tecumseh, Michigan 49286
                             Attention: Daryl P. McDonald
                                        Corporate Counsel and Secretary

a copy of the Company's Annual Report for its Fiscal Year ended December 31, 1995 on Form 10-K, including the financial statements and the schedules and exhibits thereto, filed by the Company with the Commission.

1997 Shareholder Proposals

      In order for shareholder proposals for the Company's 1997 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Tecumseh, Michigan prior to November 15, 1996.

Expenses Incidental to Proxy Solicitation

      Expenses in connection with solicitation of Proxies by the Board will be borne by the Company. The Company has engaged Georgeson & Company Inc. to assist in soliciting proxies, for whose services the Company will pay a fee estimated at $7,000 plus out-of-pocket costs and expenses. The Company also may pay brokers, nominees, fiduciaries, custodians, and other organizations performing similar functions their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, Proxies may be solicited in person, or by telephone, telegraph, facsimile transmission, or similar means, by directors, officers, and regular employees of the Company.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. CLASS B SHAREHOLDERS ARE URGED TO EXECUTE AND RETURN, WITHOUT DELAY, THE ENCLOSED FORM OF PROXY IN THE POSTAGE PAID, SELF-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE, EVEN IF THEY CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

                                 By Order of the Board of Directors,

                                 /s/ Daryl P. McDonald
                                 -------------------------------
                                 Daryl P. McDonald
                                 Corporate Counsel and Secretary

Tecumseh, Michigan
March 15, 1996

                           TECUMSEH PRODUCTS COMPANY
   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF SHAREHOLDERS TO BE HELD APRIL 24, 1996.

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned do(es) hereby constitute and appoint KENNETH G. HERRICK and TODD W. HERRICK, and each of them, his (their) true and lawful attorneys, with full power of substitution, for him (them) and in his (their) name(s) at the Annual Meeting of the Shareholders of Tecumseh Products Company (the "Company") to be held at the Tecumseh Country Club located in Tecumseh, Michigan on Wednesday, April 24, 1996 at 9:00 a.m., local Tecumseh, Michigan time, and at any and all adjournments thereof, to vote any and all shares of the Class B Common Stock, $1.00 par value, of the Company owned or held or standing in his (their) name(s) or which for any reason he (they) may or shall be entitled to vote, such proxies being directed to vote as specified on the reverse side and to vote in their discretion upon such other matters as may properly come before said Annual Meeting.

If you sign and return this proxy, the shares represented hereby will be voted in accordance with the specification made hereon. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR THE ELECTION AS DIRECTORS OF ALL THE NOMINEES LISTED HEREIN, AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy card exactly as your name or names appear hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?
_________________________________       _________________________________
_________________________________       _________________________________

-----------------------------------------------------------------------------

/X/ PLEASE MARK VOTES                                       With-   For All
    AS IN THIS EXAMPLE                              For     hold    Except
                         Election of Directors.    /  /      /  /     /  /

                      Kenneth G. Herrick, Todd  W. Herrick, John H. Foss,
                    J. Russell Fowler, Dean E. Richardson, John W. Gelder,
                      Stephen L. Hickman, Peter M. Banks, Jon E. Barfield

                    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST PROVIDED ABOVE.)

RECORD DATE SHARES:

Please be sure to sign and date this proxy.    Date ____________
_____________________________ __________________________________
Shareholder sign here         Co-owner sign here

                    Mark box at right if comments or address change have
                    been noted on the reverse side of this card.      /  /

DETACH CARD